Exhibit 10.6

INTELLICELL BIOSCIENCES, INC.
30 East 76th Street, 6th Floor
New York, New York 10021

July 21, 2011

VIA E-MAIL
Consorteum Holdings, Inc.
101 Church Street, Suite 14
Los Gatos, California 95030
Attn: Joseph Cellura, CEO

Re:
Asset Purchase Agreement between Intellicell Biosciences, Inc. (f/k/a Media Exchange Group, Inc.) (the “Company”) and Consorteum Holdings, Inc. (“Consorteum”)_____________________________________________________

Dear Mr. Cellura:

Reference is made to that certain asset purchase agreement, dated June 6, 2011, by and between the Company and Consorteum, as amended on June 6, 2011 (the asset purchase agreement, as amended is hereinafter referred to as the “(the “Purchase Agreement”), pursuant to which at closing, the Company agreed to sell, transfer and assign to Consorteum, and Consorteum agreed to purchase from the Company, all of the Company rights, title and interests to, and agreements relating to, its digital trading card business and platform as well as all other intangible assets of the business in exchange for Consorteum assuming an aggregate principal amount of $1,864,152 of indebtedness of the Company (the “Assumed Indebtedness”) in accordance with the terms of that certain assignment and assumption agreement executed on June 6, 2011.

On June 30, 2011, the parties agreed to waive all remaining conditions to closing and to complete the closing of the transactions contemplated by the Purchase Agreement on such date.  At such time, the parties agreed that Consorteum would assume an aggregate of $1,642,052 of indebtedness from the Company in accordance with the terms of the Purchase Agreement.

Subsequent to the closing of the Purchase Agreement and based upon a review of the books and records of the Company, including but not limited to, the historical financial statements of the Company and the executed agreements, it has come to the attention of the Company that the exact amount of the indebtedness assumed by Consorteum on June 30, 2011 was incorrectly stated to be $1,642,052, when it should have been an aggregate of $1,477,052 of principal indebtedness of the Company plus accrued interest of $275,464, for an aggregate amount of $1,752,716.

Please acknowledge your agreement to the foregoing by executing this letter agreement below.

Very Truly Yours,

INTELLICELL BIOSCIENCES, INC.
(f/k/a MEDIA EXCHANGE GROUP, INC.)

Date	By:	/s/ Steven Victor, MD
Name: Steven Victor, MD
Title: Chief Executive Officer

AGREED AND ACKNOWLEDGED:

CONSORTEUM HOLDINGS, INC.

By:	/s/ Joseph Cellura
Name: Joseph Cellura
Title: Chief Executive Officer

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